Filed Pursuant to Rule 424(b)(3)
Registration No. 333-162065

PROSPECTUS

3,963,750 Shares

PMFG, INC.

Common Stock

This prospectus relates to the offer and sale from time to time of up to 3,963,750 shares of our common stock by the selling stockholders identified in this prospectus. The shares of common stock being sold are originally issuable upon the conversion of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and exercise of warrants (the “Warrants”) held by the selling stockholders. We will not receive any of the proceeds from the sale of these shares, but we will incur expenses in connection with the offering.

These shares are being registered to permit the sale of these shares from time to time, in amounts, at prices and on terms determined at the time of offering. The shares may be sold through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 3.

Our common stock is traded on the Nasdaq Global Market under the symbol “PMFG.” On November 24, 2009, the closing price of our common stock was $15.02.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 25, 2009.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf-registration process.” Under this shelf registration process, the selling stockholders may sell the common stock described in this prospectus issuable upon the conversion of 21,140 shares of the Series A Preferred Stock and exercise of the Warrants in one or more offerings.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities sold on a later date.

ABOUT PMFG, INC.

We are a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for power generation, natural gas infrastructure, and refining and petrochemical processing. We offer a broad range of separation and filtration products, selective catalytic reduction, or SCR, systems, and other complementary products including specialty heat exchangers, pulsation dampeners and silencers.

PMFG, Inc. is a holding company and was incorporated in Delaware in January 2008 in connection with our holding company reorganization. The reorganization was completed in August 2008. Our principal subsidiary is Peerless Mfg. Co. (“Peerless”), which was organized in 1933 as a proprietorship and was incorporated as a Texas corporation in 1946. Our executive offices are located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254. Our telephone number at this location is (214) 357-6181.

The terms “PMFG,” “company,” “our,” “us” and “we” refer to PMFG, Inc. and its subsidiaries unless the context requires otherwise.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus are forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•	adverse changes in the current global economic environment or in the markets in which we operate, including the power generation, natural gas infrastructure and petrochemical and processing industries;

•	the impact of the current global credit crisis, including the impact on the trading price of our common stock and our ability and our customers’ ability to access capital markets;

•	changes in the price, supply or demand for natural gas, bio fuel and oil;

•	changes in current environmental legislation;

•	increased competition;

•	decreased demand for our products;

•	the effects of U.S. involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts;

•	changes in our ability to conduct business outside the United States, including changes in foreign laws and regulations;

•	risks associated with the significant indebtedness that we incurred in connection with our acquisition of Nitram Energy, Inc., in April 2008;

•	stockholder approval of the issuance of common stock related to our Series A Preferred Stock issued on September 4, 2009;

•	limitations on raising additional equity, imposed by our Series A Preferred Stock;

•	the effects of natural disasters; and

•	loss of the services of any of our senior management or other key employees.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and other reports we file with the Commission, including the information in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to publicly update or revise any forward-looking statement.

PLAN OF DISTRIBUTION

The shares being registered are currently owned or, with respect to certain selling stockholders, may be acquired by the selling stockholder upon conversion of the Series A Preferred Stock or exercise of the Warrants to purchase our common stock. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, or acquires common stock upon conversion of the Series A Preferred Stock or exercise of the Warrants received from a selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

SELLING STOCKHOLDERS

All of the shares of common stock registered for sale pursuant to this prospectus are shares issuable upon the conversion of the Series A Preferred Stock and exercise of the Warrants owned by the selling stockholders. The selling stockholders acquired the Series A Preferred Stock and the Warrants under a securities purchase agreement, dated September 4, 2009, between us and the selling stockholders (the “Securities Purchase Agreement”). The Series A Preferred Stock and Warrants were issued and sold for an aggregate purchase price of $21,140,000.

Under the Securities Purchase Agreement, we agreed to register for resale the common stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants. This prospectus and the related registration statement fulfill that obligation and will permit the selling stockholders to offer the shares acquired by full or partial conversion of the Series A Preferred Stock or full or partial exercise of the Warrants for resale from time to time. We have agreed to pay all expenses resulting from our obligation to register the shares issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants. This prospectus relates only to sales of shares of our common stock upon conversion of the Series A Preferred Stock and exercise of the Warrants and does not cover sales of any shares of the Series A Preferred Stock or the Warrants themselves.

The Series A Preferred Stock may be converted in full or in part, from time to time and at any time, by the holder thereof, at an initial conversion price of $8.00 per share, subject to certain anti-dilution adjustments. The conversion price will be adjusted for stock splits, dividends and the like and in the event we issue and sell our equity securities at a price below the conversion price. Beginning on the second anniversary of the issuance of the Series A Preferred Stock, we may require the conversion of any and all outstanding shares of Series A Preferred Stock, provided, that the volume weighted average price per share of our common stock exceeds 200% of the conversion price for twenty of the immediately preceding thirty consecutive trading days.

The holders of the Series A Preferred Stock are entitled to quarterly dividends at an annual rate of 6.0%. In the event the Company fails to fulfill its obligations under the Preferred Stock, the dividend rate will increase to an annual rate of 8.0%. In addition, upon any voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of the Series A Preferred Stock are entitled to a liquidation preference. A change in control of the company will be deemed to be a liquidation and will entitle the holders of the Series A Preferred Stock to the liquidation preference.

At any time after five years from the date of issuance, the Series A Preferred Stock is redeemable, in whole or in part, at the option of the holders or the Company. The purchase price per share for redemptions will be equal to the original price per share of the Series A Preferred Stock, plus any accumulated and unpaid dividends.

The NASDAQ Marketplace rules limit the number of shares of common stock that may be issued in a private placement at a discount to the then-current market price without obtaining stockholder approval. As a result, the aggregate number of shares of our common stock that could be issued upon the conversion or redemption of the Series A Preferred Stock or payment of the dividends or liquidation preference was limited to 19.99% of the outstanding shares of Common Stock on September 4, 2009 until stockholder approval was obtained. We agreed to seek stockholder approval of this matter and to increase the number of authorized shares of our common stock by 25 million shares. We received this required stockholder approval at our annual meeting held in November of 2009.

The Warrants have a five-year term and will become exercisable on March 4, 2010. The exercise price is equal to the closing bid price of our common stock on September 3, 2009, or $10.56, and is not subject to anti-dilution protection, except in the case of stock splits, dividends and the like.

The following table sets forth information with respect to the selling stockholders and the shares of common stock beneficially owned by the selling stockholders including shares that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling stockholders to us and is as of October 22, 2009, unless stated otherwise. Because the selling stockholders may offer all or some portion of the common stock, no estimate can be given as to the amount of the common stock that will be held by the selling stockholders upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders.

Except as noted in the footnotes to the table below, each of the selling stockholders has sole voting and investment power with respect to the shares of common stock and has not held any position or office or had any material relationship with us or any of our predecessors or affiliates within the past three years. Each of the selling stockholders has confirmed to us that is not a broker-dealer or an affiliate of a broker-dealer within the meaning of United States federal securities laws.

	Shares of	Common Stock	Common Stock	Aggregate	Shares of	Percent of
	Common Stock	Beneficially	Being Offered	Amount of	Common Stock	Common Stock
	Beneficially	Owned Prior to	that is Issuable	Common	Beneficially	Beneficially
	Owned Prior to	the Offering	Upon Exercise of	Stock Being	Owned After	Owned After
Name of Selling Stockholder	Offering(1)	Being Offered(2)	the Warrants	Offered	Offering(3)	Offering(3)(4)

AARD Defined Pension Plan(5)	15,376	9,375	4,687	14,062	6,001	*
Frederick Battenfeld	36,500	12,500	6,250	18,750	24,000	*
Suzanne Battenfeld	110,812	62,500	31,250	93,750	48,312	*
Richard A. Bayles Revocable Trust(6)	459,080	125,000	62,500	187,500	334,080	2.5%
Peter E. Bennett	131,662	62,500	31,250	93,750	69,162	*
Frank A. Bonsal Irrevocable Trust(7)	46,750	18,750	9,375	28,125	28,000	*
Edward L. Cahill	55,000	25,000	12,500	37,500	30,000	*
David J. Callard Living Trust(8)	245,207	62,500	31,250	93,750	182,707	1.4%
Martin A. Desmery (IRA)	91,400	25,000	12,500	37,500	66,400	*
Drake, Loeb, Heller, Kennedy, Gogerty, Gaba & Rodd 401K, Profit Sharing Plan & Trust(9)	58,000	25,000	12,500	37,500	33,000	*
Richard J. and Margaret D. Drake Joint(10)	22,500	12,500	6,250	18,750	10,000	*
EFCO Products Pension Plan(11)	71,000	25,000	12,500	37,500	46,000	*
EFCO Products PSP Plan(11)	40,000	12,500	6,250	18,750	27,500	*
Ganfer and Shore LLP Pension Plan(12)	19,375	6,250	3,125	9,375	13,125	*
Ganfer and Shore LLP PSP(12)	36,250	12,500	6,250	18,750	23,750	*
Richard A. Gerentine and Domenica L. Gerentine(13)	21,625	15,625	7,813	23,438	6,000	*
Lynn E. Gorguze Separate Property Trust(14)	957,548	312,500	156,250	468,750	645,048	4.9%
Vincent and Gloria Gorguze Trust(15)	966,298	312,500	156,250	468,750	653,798	4.9%
Paul J. Huston and Linda A. Huston(16)	32,500	12,500	6,250	18,750	20,000	*
Jacques Kohn	160,125	31,250	15,625	46,875	128,875	*
Margot W. Kohn	160,125	31,250	15,625	46,875	128,875	*
Estate of Barbara Krieger(17)	94,898	31,250	15,625	46,875	63,648	*
John Monfort (IRA)(18)	804,639	250,000	125,000	375,000	554,639	4.2%
Christine Murphy	10,376	9,375	4,687	14,062	1,001	*
Edmund H. Nicklin Jr.	62,500	62,500	31,250	93,750	0	*
Franklin C. Nicklin Test Trust(19)	37,500	12,500	6,250	18,750	25,000	*
Freda W. Nicklin	81,250	31,250	15,625	46,875	50,000	*
John William Nicklin	61,250	31,250	15,625	46,875	30,000	*
Jonathan Case Nicklin	47,265	31,250	15,625	46,875	16,015	*
V. Adah Nicklin	86,450	31,250	15,625	46,875	55,200	*
William F. Nicklin(20)	708,948	250,000	125,000	375,000	458,948	3.5%
John O’Shea (IRA)	125,250	31,250	15,625	46,875	94,000	*
Anthony M. Pascale (IRA)	82,250	31,250	15,625	46,875	51,000	*
Pohogonot Ventures II, LLC(21)	25,000	25,000	12,500	37,500	0	*
Russell T. Ray	100,500	62,500	31,250	93,750	38,000	*
George Rich	416,793	31,250	15,625	46,875	385,543	2.9%
George S. Rich Family Foundation(22)	401,168	62,500	31,250	93,750	338,668	2.6%
RichFam LLLP(22)	416,793	31,250	15,625	46,875	385,543	2.9%
Carl Ring	25,500	12,500	6,250	18,750	13,000	*
Tarshis, Catania, Liberth, Mahon & Milligram, PLLC(23)	51,750	18,750	9,375	28,125	33,000	*
Barrie Holt Thrasher and J. Tammenoms Bakker(24)	81,000	25,000	12,500	37,500	56,000	*
Utility Service Holding Co., Inc.(25)	1,158,180	358,125	179,063	537,188	800,055	6.0%

Total	8,616,393	2,642,500	1,321,250	3,963,750	5,973,893	45.1%

*	Less than 1%.

(1)	Includes, to the extent applicable, (a) shares issuable upon conversion of the Series A Preferred Stock, all of which may be converted within 60 days of September 22, 2009 and (b) any outstanding shares of common stock. The number does not include any of the shares of common stock issuable upon exercise of the Warrants, which may not be exercised until March 4, 2010.

(2)	Consists of shares issuable upon conversion of the Series A Preferred Stock.

(3)	Under this prospectus, the selling stockholders may offer all or some portion of the common stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants. No estimate can be given as to the number of shares of our common stock that will be held by any selling stockholder upon termination of any sales. We refer you to the information under the heading “Plan of Distribution.” For purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(4)	Percentage ownership is based on 13,232,599 shares of common stock outstanding as of November 6, 2009.

(5)	Richard A. Gerentine, trustee of the AARD Defined Pension Plan, has sole voting and investment power over these shares of our common stock.

(6)	Richard A. Bayles, trustee of the Richard A. Bayles Revocable Trust, has sole voting and investment power over these shares of our common stock.

(7)	David J. Callard and Morris Cheston, co-trustees of the Frank A. Bonsal Irrevocable Trust, have shared voting and investment power over these shares of our common stock.

(8)	Mr. Callard and John F. Olson, co-trustees of the David J. Callard Living Trust, have shared voting and investment power over these shares of our common stock.

(9)	Richard J. Drake, James R. Loeb, Glen L. Heller, Marianna R. Kennedy, Gary J. Gogerty, Stephen J. Gaba and Adam L. Rodd, co-trustees of the Drake, Loeb, Heller, Kennedy, Gogerty, Gaba & Rodd 401K, Profit Sharing Plan & Trust, have shared voting and investment power over these shares of our common stock.

(10)	Mr. Drake and Margaret D. Drake have shared voting and investment power over these shares of our common stock.

(11)	Ira Effron and Steven Effron, co-trustees of the EFCO Products Pension Plan and the EFCO Products PSP Plan, have shared voting and investment power over these shares of our common stock.

(12)	Steven J. Shore and Steven R. Ganfer, co-trustees of the Ganfer and Shore LLP Pension Plan and the Ganfer and Shore LLP PSP, have shared voting and investment power over these shares of our common stock.

(13)	Mr. Gerentine and Domenica L. Gerentine have shared voting and investment power over these shares of our common stock.

(14)	According to a Schedule 13G filed with the Commission by Lynn E. Gorguze on September 14, 2009, Ms. Gorguze is the sole trustee of the Lynn E. Gorguze Separate Property Trust and has sole voting and investment power over 1,113,798 shares of our common stock.

(15)	According to a Schedule 13G filed with the Commission by Vincent Gorguze, Gloria Gorguze and the Vincent and Gloria Gorguze Trust (the “Gorguze Trust”) on September 15, 2009, Mr. Gorguze and Ms. Gorguze are co-trustees of the Gorguze Trust and Mr. Gorguze, Ms. Gorguze and the Gorguze Trust have shared voting and investment power over 1,122,548 shares of our common stock.

(16)	Paul J. Huston and Linda A. Huston have shared voting and investment power over these shares of our common stock.

(17)	James S. Krieger, executor of the Estate of Barbara Krieger, has sole voting and investment power over these shares of our common stock.

(18)	According to a Schedule 13G filed with the Commission by John Monfort on September 15, 2009, Mr. Monfort has sole voting and investment power over 929,639 shares of our common stock.

(19)	William F. Nicklin and William T. Nicklin, co-trustees of the Franklin C. Nicklin Test Trust, have shared voting and investment power over these shares of our common stock.

(20)	According to a Schedule 13G filed with the Commission by William F. Nicklin on September 14, 2009, Mr. Nicklin has sole voting and investment power over 833,948 shares of our common stock.

(21)	Jeffrey Y. Flynn and Jeffrey A. Schlesinger, partners of Pohogonot Ventures II, LLC, have shared voting and investment power over these shares of our common stock.

(22)	George S. Rich, president of the George S. Rich Family Foundation and general partner of RichFam LLLP, has sole voting and investment power over these shares of our common stock.

(23)	Steven L. Tarshis, Joseph A. Catania, Richard F. Liberth, Richard M. Mahon and Steven I. Milligram, co-trustees of Tarshis, Catania, Liberth, Mahon & Milligram, PLLC, have shared voting and investment power over these shares of our common stock.

(24)	Barrie Holt Thrasher and J. Tammenoms Bakker have shared voting and investment power over these shares of our common stock.

(25)	According to a Schedule 13G filed with the Commission by Utility Service Holding Co., Inc. (“Utility Service”) on April 6, 2009, Utility Service has sole voting and investment power over 684,920 shares, or 5.2%, of our common stock. Carl S. Cummings, president of Utility Service, has sole voting and investment power over these shares of our common stock.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Jones Day will issue an opinion about certain legal matters with respect to the securities. If the validity of the securities is also passed upon by counsel for any underwriters, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

The consolidated financial statements of Nitram Energy, Inc. and subsidiaries as of September 30, 2007 and 2006 and for the years ended September 30, 2007, 2006 and 2005 that are incorporated into this prospectus by reference from the Current Report on Form 8-K/A filed by Peerless with the Commission on June 23, 2008, have been audited by Gaines Kriner Elliott LLP, an independent public accounting firm, as stated in their report, which is incorporated by reference herein and has been so incorporated in reliance upon the report given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the Commission’s web site at http://www.sec.gov or from our website at http://www.peerlessmfg.com.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

•	Our annual report on Form 10-K for the fiscal year ended June 30, 2009;

•	Our quarterly report on Form 10-Q for the quarter ended September 30, 2009;

•	Our current reports on Form 8-K filed with the Commission on September 14, 2009, October 23, 2009 and November 4, 2009;

•	The current report on Form 8-K/A filed by Peerless with the Commission on June 23, 2008;

•	The description of our common stock set forth in our registration statement on Form S-3/A, filed with the Commission on August 19, 2008 (File No. 333-152482), and any amendment or report filed for the purpose of updating such description, including our Current Report on Form 8-K filed with the Commission on September 8, 2009 and Annex A to our Proxy Statement on Schedule 14A filed with the Commission on September 28, 2009; and

•	The description of our common stock purchase rights set forth in our registration statement on Form 8-A, filed with the Commission on August 15, 2008 (File No. 001-34156), and any amendment or report filed for the purpose of updating such description.

This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or Internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

PMFG, Inc.
Attn: Corporate Secretary
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(214) 357-6181

3,963,750 Shares

PMFG, INC.

Common Stock

PROSPECTUS

November 25, 2009

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.